Exhibit 99.1

the BOARD UNANIMOUSLY RECOMMENDS

THAT YOU do not sell (TENDER) your shares to MACKENZIE

If you are considering selling your shares to Mackenzie, please read all the information below

September 8, 2023

Dear InPoint Commercial Real Estate Income Stockholder,

I am writing to you on behalf of the board of directors (the “Board”) of InPoint Commercial Real Estate Income, Inc. (“InPoint”) to notify you about an unsolicited third-party mini-tender offer (the “MacKenzie Offer”) being made for your shares of InPoint Class P, A, T, D and I common stock by SCM Special Fund 3, LP, an affiliate of Mackenzie Capital Management, LP (“MacKenzie”), in what we believe is an opportunistic attempt to purchase your shares. MacKenzie is offering to purchase up to an aggregate of 200,000 shares of InPoint’s common stock at a low price of $5.00 per share (the “Shares”). This is not an offer from InPoint.

InPoint is required by applicable Securities and Exchange Commission (“SEC”) rules and regulations to inform you of its position, if any, with respect to the MacKenzie Offer. In evaluating the MacKenzie Offer, the Board considered, among other things, the following factors:

(i)

The MacKenzie Offer price of $5.00 per share is approximately 71% lower than the InPoint’s most recent estimated net asset values (“NAV”) of Class P, A, T, D and I common stock of ($17.38, $17.43, $17.48, $17.42 and $17.42 per share, respectively) as of July 31, 2023.[1]

(ii)

The MacKenzie Offer represents an opportunistic attempt by MacKenzie to purchase the Shares and make a large profit, by buying your shares at a deeply discounted price relative to the most recent NAV thereby depriving you of the potential opportunity to realize the full, long-term value of your investment in InPoint.

(iii)	Interestingly, Mackenzie purchased its current shares of InPoint common stock at a price substantially higher than the offer price.

After carefully evaluating the MacKenzie Offer and consulting with InPoint’s management and such advisors as deemed appropriate by the Board, the Board recommenDS THAT YOU DO NOT SELL (tender) YOUR SHARES TO MACKENZIE.

Please note that stockholders who tender their shares will lose their right to receive any future distributions that are paid after the conclusion of the MacKenzie Offer. InPoint currently pays distributions at an annualized rate of $1.25 per share. While there are no guarantees of future distributions or liquidity and there can be no certainty regarding the long-term value of InPoint’s common stock because the value is dependent on a number of factors, stockholders who tender their shares pursuant to the MacKenzie Offer would give up their rights to any future distributions after the conclusion of the MacKenzie Offer as well as their rights to receive any proceeds in the future.

As stated by MacKenzie, the MacKenzie Offer is being made “for investment purposes and with the intention of making a profit from the ownership of the Shares.” MacKenzie determined the MacKenzie Offer price pursuant to its own analysis and states that [they] “have not made an independent appraisal of the Shares or [InPoint’s] properties and are not qualified to appraise real estate.” Hence, MacKenzie acknowledges that its offer price was established based on MacKenzie’s own analysis and objectives without consideration of your financial objectives.

We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. The SEC has cautioned investors about these kinds of offers in an investor alert, as they are often made in an attempt to profit at investors’ expense. The SEC noted that these offers “have been increasingly used to catch investors off guard,” and cautioned that investors need to scrutinize these types of offers carefully. To read more about the risks of “mini-tender” offers, please review the alert at www.sec.gov/investor/pubs/minitend.htm.

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SEC rules permit third parties, such as MacKenzie, to distribute unsolicited mini-tender offers to stockholders of public companies. However, in order to maintain the confidentiality of our stockholders, InPoint has only provided stockholder mailing information needed to distribute the MacKenzie Offer materials to a third-party financial printer that is unaffiliated with MacKenzie. Therefore, MacKenzie will not have access to any additional stockholder information unless the stockholder agrees to accept the tender offer by MacKenzie. None of InPoint’s directors or executive officers intends to tender any shares in the MacKenzie Offer.

While the Board recommends that you do not sell your shares to Mackenzie, the Board is aware that in light of the current suspension of the share repurchase plan that some stockholders may need near-term liquidity. The Board understands that you must make your own independent decision whether to tender or refrain from tendering your shares. We strongly urge you to carefully consider all aspects of the MacKenzie Offer in light of your own circumstances, including (i) your investment objectives, (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means, (iii) other financial opportunities available to you, (iv) your own tax position and tax consequences, and (v) other factors you determine are relevant to your decision. You should carefully review all of the MacKenzie Offer documents sent to you by MacKenzie, as well as InPoint’s publicly available annual, quarterly and other reports filed with the SEC at www.sec.gov, and consult with your own financial, tax and other advisors in evaluating the MacKenzie Offer before deciding whether to tender your shares.

PLEASE CONSULT WITH YOUR FINANCIAL ADVISOR AND TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION.

If you have any questions or need further information about your options, please feel free to contact our Investor Services team at 800-826-8228.

If you do not wish to tender your shares, simply IGNORE the MacKenzie Offer materials and DO NOT RESPOND.

We appreciate your trust in InPoint and the Board and thank you for your continued support.

Sincerely,

Mitchell A. Sabshon
President and Chief Executive Officer

*Please note that due to the potential frequency of these tender offers, and to save unnecessary additional costs to the Company, we will no longer mail our responses to these opportunistic mini-tender offers to you directly. Going forward, we will only provide our responses in a filing with the SEC at www.sec.gov and on our website at https://inland-investments.com/inpoint. If you receive one of these tender offers in the future, please go to these websites to review the Board’s response. You may also request a printed copy by calling your financial advisor or our Investor Services team at 800-826-8228.

1 For more information on the most recent estimated NAV, including the assumptions, estimates and judgments used to determine the estimated NAV, see InPoint’s Current Report on Form 8-K filed with the SEC on August 15, 2023.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this letter other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely” or other words or phrases of similar import. Similarly, statements that describe or contain information related to matters such as InPoint’s intent, belief or expectation with respect to its financial performance, investment strategy and portfolio, cash flows, growth prospects, valuation estimates, potential listing of shares and public offering or other liquidity options and distribution rates and amounts are forward-looking statements. These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause InPoint’s actual results to differ materially from those currently anticipated in these forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in InPoint’s SEC reports, including, but not limited to, the risk factors provided in InPoint’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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